Agreement

This Agreement is entered into on the 14th day of February, 2004, by Third Millennium Industries Inc.. and its wholly owned subsidiary, Campers World, Inc., hereinafter collectively referred to as “TMI”,  and Ronald E. Shepherd, individually and as Trustee for the Shepherd Family Trust dated October 26, 1998, hereinafter collectively referred to as “Shepherd”

Recitals.  Each named party above acknowledges that Ronald E. Shepherd was General Manager of the retail operations of Campers World, Inc. located in Tulsa, Oklahoma from August 20, 2004, until the date of this Agreement.

In consideration of the payment of Seventy-five thousand (75,000) shares of TMI stock to Ronald E. Shepherd, Trustee of The Shepherd Family (“Shares”) on or about ten days from the date of this Agreement and the assumption of certain liabilities contained therein, all of which will have a positive effect on the personal financial condition of Shepherd, TMI and Shepherd agree as follows:

1.

  Mutual Release.  TMI  and Ron Shepherd hereby release each other,

including the officers, directors and shareholders of TMI in a representative or individual capacity from the all terms, provisions and obligations due to or from each other contained in the following:

a.

Employment Agreement between TMI and Ronald E. Shepherd;

b.

Stock Option Agreement between Greg Spencer and Dennis DePriest as Grantor and Ronald E. Shepherd, Trustee of The Shepherd Family Revocable Trust Dated October 26, 1998;

c.

Covenant not to Compete between TMI and Ronald E. Shepherd

d.

Real Estate Contract for the sale of  the 11th Street location.

e.

Any notes payable or loans due to  Ron Shepherd or Ronald E. Shepherd, Trustee of The Shepherd Family Revocable Trust Dated October 26, 1998;

f.

Any right of first refusal to purchase the RV business from TMI or Campers World, Inc.

The release contained herein does not include any obligation to indemnify Ron Shepherd from any loss sustained arising out of any personal guaranty of indebtedness of Campers World, Inc. which has not been assumed by Camperland of Oklahoma, L.L.C. in the  Exhibit A and Exhibit B of Asset Purchase Agreement between Campers World, Inc. and Camperland of Oklahoma, L.L.C.

2.

Unknown RV Liabilities of Campers World, Inc.   As manager of Campers World, Inc., a wholly owned subsidiary of Third Millenium Industries, Inc., Shepherd represents and warrants to the best of his knowledge, Exhibits A, B and D as attached hereto accurately reflect the debts and liabilities of Campers World, Inc., a wholly owned subsidiary of TMI as of February 14, 2004.  Action that arise as a result of the negligent or intentional misrepresentation of Shepherd which are discovered in the next six (6) months, which were not incurred as a result of actions by TMI or Jim Nichols, will be defended by Shepherd.  Campers World, Inc. will promptly notify Ron Shepherd of any basis for a cause of action or a discovered unknown liability during said six month period.   Shepherd will hold harmless Campers World, Inc. from any damage caused by any such negligent or intentional misrepresentation which were caused by any transaction occurring from August 20, 2003 to February 14, 2004.

3.

Current Employee Benefits      As manager of Campers World, Inc., a

wholly owned subsidiary of Third Millennium Industries, Inc., Shepherd represents and warrants that to the best of his knowledge with respect to the operation of Campers World, Inc. does not have any liability to any person presently or formerly employed by it in connection with the operations of its business for any arrears in wages, salaries, commissions, deferred compensation, supplemental retirement income, overtime pay, vacation, time off, or pay in lieu of vacation or time off (other than for normal wage accruals with respect to Campers World, Inc.’s current pay period) or for any other payments or penalties for failure to comply with any statute, law, rule, regulation or agreement relating to or affecting Campers World, Inc., nor is there any basis known to Campers World, Inc. for any such liability in regard to the period from August 20, 2003 to February 14, 2004..

4.

Tax Returns.  Shepherd represents and warrants that to the best of his knowledge and ability Campers World, Inc. has timely filed, or caused to be timely filed, all federal, state and local returns for income, sales, withholding, franchise, payroll, property taxes, and all other taxes of every kind, type, nature or description, that are required by law to be filed by Campers World, Inc. and all such returns are complete and accurate and Campers World, Inc. has paid, caused to be paid or made provision for payment of all taxes, assessments, penalties or interest which have or may become due thereunder or for the period covered thereby and there is no basis for any attachments, tax assessments, penalties or interest against Campers World, Inc. or the Assets being purchased under the Asset Purchase Agreement between Campers World, Inc. and Camperland of Oklahoma, L.L.C..  Campers World, Inc. has not received any notice of any actual or proposed audit, adjustments, changes, liens, assessments, penalties, or interest claims against Campers World, Inc. or any of the assets being conveyed by the Asset Purchase Agreement.  There are no tax liens on the assets being sold under the Asset Purchase Agreement.

5.      Operating Statements.  Shepherd represents and warrants that to the best of his knowledge the monthly operating statements that have been delivered to Third Millennium Industries, Inc., the sole shareholder of Campers World, Inc. have been prepared and adjusted on a basis consistent with one another, have been accurate and complete, fairly represent the financial condition of Campers World, Inc. and the income, expenses and results of operations of Campers World, Inc., for the time period(s) covered thereby, and have not omitted to state or reflect any fact concerning Campers World, Inc..  Since the date of the last operating statement provided to Third Millennium Industries, Inc., Campers World, Inc. has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (b) permitted any of its assets to be subjected to any additional liens in the ordinary course of business, (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor, except in the ordinary course of business, (e) made any bonus or profit sharing distribution or payment of any kind, except in the ordinary course of business, (f) increased its indebtedness or borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any person, (g) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business, none of which individually or in the aggregate is material to the Campers World, Inc., (h) canceled or waived any claims or rights of substantial value, (i) made any change in any method of accounting or auditing practice, (j) engaged in any material transaction except in the ordinary course of business as theretofore conducted, (k) suffered any material adverse change in its financial or other condition or prospects, (l) otherwise conducted its business or entered into any material transaction, except in the usual and ordinary manner and in the ordinary course of business, or (m) agreed, whether or not in writing, to do any of the foregoing.

6.     Threatened and Pending Litigation.  Except as set forth in Exhibit 1, Shepherd represents and warrants that to the best of his knowledge there is no civil, criminal, administrative or other suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation (“Litigation”) pending or, to the best of Ron Shepherd’s knowledge, threatened against Campers World, Inc. or any of its property, assets or rights and Campers World, Inc. is not subject to or in default with respect to any order, writ, injunction, judgment or decree of any federal, state, local or foreign court, department, agency or instrumentality, or any settlement of any Litigation, nor has the time period of  Campers World, Inc.’s compliance with respect to any of the same been extended or stayed.  Campers World, Inc. has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Campers World, Inc.

7.    Legal Compliance.  Shepherd represents and warrants that to the best of his knowledge, Campers World, Inc. has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Campers World, Inc. alleging any failure to comply other than an Oklahoma proceeding regarding a license to sell used and new vehicles.

8.     Cooperation of Shepherd.   Shepherd shall cause to be delivered a copy of the corporate tax return for Campers World, Inc. for the period ending August 20, 2003, to TMI within thirty (30) days of the Closing.

9.        Representations for Shepherd’s Acquisition of TMI Stock.

a.

Shepherd represents and warrants that he has had access to the business plan of TMI and is fully familiar with and understands its contents; acknowledges that he has had the opportunity to ask questions of and receive answers from the management and from the authorized representatives of TMI concerning TMI and to obtain any additional information necessary to verify the accuracy of the information furnished; has read carefully the acquisition documents; and has based any investment decision on such information as is described above and supplied herein and has not received any other written communication in connection with this transaction.  In addition, Shepherd is aware that TMI files periodic reports with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-QSB and annual reports on Form 10-KSB, and that such reports are available for review on the SEC’s website at www.sec.gov and that copies of such reports have or will be provided by TMI to Shepherd upon request.  Shepherd represents and warrants that he has received or reviewed TMI’s SEC reports, and the financial statements included therein, and is fully aware of the business and financial condition of TMI.  For the purpose of this Agreement use of words “Shepherd” may denote a trustee acting in a fiduciary capacity.

b.

Shepherd represents and warrants that he understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and that the Shares are being acquired by Shepherd without a view to, or for resale in connection with, any distribution of such Shares or any interest therein without registration or other compliance under the Securities Act, and that he has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

c.

 Shepherd understands and acknowledges the following:

 1)

The Shares are being offered and sold under applicable exemptions from securities registration as a transaction by an issuer not involving a public offering and that any disposition of the Shares may, under certain circumstances, be inconsistent with this exemption and may make Shepherd an “underwriter” within the meaning of the Securities Act.

2)

The Shares have not been registered under the Act or under any securities act; the Shares cannot be sold or transferred unless they are registered under the Act or an exemption from registration is available; TMI  are under no obligation to register the Shares under the Securities Act except as may be expressly agreed to by them in writing or to take any action which would make available any such exemption from the registration requirements of any such laws; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Shares; and the certificates representing the Shares will bear legends in substantially the following form so restricting the sale of such Shares.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

3)

The issuer may refuse to register transfer of the Shares in the absence of compliance with rule 144 promulgated under the Securities Act unless the undersigned furnishes the issuer with a “no action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Shares are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Shares to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Shares as set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

4)

TMI’s shares are currently quoted on the OTC Bulletin Board under the symbol “TMLL.”  There is no assurance that the public market for the TMI Shares will continue or that the current prices for such Shares will be maintained and, accordingly, each Shepherd must bear the economic risk of each Shepherd’s investment for an indefinite period of time.

5)

Shepherd is acquiring the Shares solely for Shepherd’s own account, for investment only, and not with a view toward the further public distribution thereof.  Shepherd will not sell, transfer, hypothecate, or otherwise dispose of the Shares, or any portion thereof, unless such sale, transfer, hypothecation, or other disposition is made in compliance with the requirements of the Act and all applicable laws.

6)

SHEPHERD RECOGNIZES ANY INVESTMENT IN TMI INVOLVES SUBSTANTIAL RISK.

7)

Shepherd has adequate financial means of providing for its current needs and financial contingencies without the need for liquidity in this investment, has the ability to bear the economic risk of this investment and can afford a complete loss of the purchase price or the opportunity.  Shepherd has no reason to contemplate any change in his or her financial circumstances.

8)

Shepherd is familiar with, and has the knowledge and expertise in, financial and business matters to evaluate the merits and the risks involved in the acquisition of the Shares or the exercise of any option.

9)

 Shepherd understands that no governmental agency has approved or disapproved the Shares or passed upon or endorsed the merits of the acquisition of the Shares or the exercise of any option.

d.  Upon the request of either TMI and in order for TMI to document its compliance with applicable corporate and securities laws, Shepherd agrees to complete an accredited investor status questionnaire, an investment representation letter prior to any closing and other reporting documentation as may be reasonably required.

10.

Miscellaneous.

a.

Resolution of Disputes.  The Parties hereby acknowledge that they will first attempt in good faith to resolve their disputes through direct negotiation within thirty (30) days of the date either Party notifies the other Party of the existence of a dispute. If a shorter time period is indicated by the circumstances, the Parties agree that the time period shall be reduced accordingly. This time period may be extended by agreement, during which time neither Party shall institute legal proceedings, unless the commencement of an action is necessary for statute of limitations purposes.

b.

Entire Agreement.  It is expressly agreed by TMI and Shepherd, as a material consideration for the execution of this Agreement, that this Agreement is intended by the parties to be the final, complete, and exclusive embodiment of their agreement regarding the subject matter of this Agreement; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements, or promises pertaining to this Agreement or any expressly mentioned written documents that are not incorporated in writing in this Agreement, and none shall be binding.

c.

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

d.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

e.

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

f.

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given after two (2) business days if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or immediately if it is hand delivered during normal business hours to the addresses set forth below:

If to Shepherd:

Ron Shepherd

8347 East 11 th Street

Tulsa, Oklahoma 74112

Telephone: 918-836-6606

Fax: 918-836-1546

With a copy to:

Jack W. Ross

Ross & Eudey, P.LL.P.

106 North Main Street

Broken Arrow, OK 74012-3937

Telephone: 918-251-0077

Fax: 918-251-7137

If to TMI:

Dennis DePriest, President

Third Millennium Industries, Inc.

4933 East Highway 60

Rogersville, MO 65742

Fax: 417-890-1014

With copy to:

Stephen D. Stewart, Esquire

Stewart & Stewart, PC

Woodruff Building, Suite 805

333 Park Central East

Springfield, MO 65806

Fax: 417-866-2006

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

g.

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

h.

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

i.

Expenses.  Shepherd and TMI will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, unless another provision for an expense or fee is specifically set forth in this Agreement.

j.

General Rules of Construction.  This Agreement shall not be strictly construed against either Shepherd or TMI.  No remedy or election given by any provision in this Agreement shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity.  The Parties acknowledge that each Party (and its counsel, if any) has had the opportunity to review and revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in interpretation of this Agreement or any amendments or exhibits thereto.

k.

Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

l.

Signature by Facsimile.  The signature of any party which is delivered by telefax or photocopy shall be deemed to be an original signature and shall be effective upon receipt thereof.

The Parties have executed this Agreement on February ___, 2004.

CAMPERS WORLD, INC.,

THIRD MILLENNIUM

a wholly owned Subsidiary of

INDUSTRIES, INC

THIRD MILLENNIUM

INDUSTRIES, INC.

/s/ Dennis DePriest

/s/ Dennis DePriest

_____________________________

By Dennis DePriest, President

By Dennis DePriest, President

/s/ Ronald E. Shepherd

/s/ Ronald E. Shepherd

___________________________

_____________________________

RONALD E. SHEPHERD,

RONALD E. SHEPHERD

TRUSTEE OF THE SHEPHERD

FAMILY TRUST dated

October 26, 1998

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Exhibit 1

1.

Jim O’Deen

2.

Linda Hatfield

3.

Julie Wells

4.

Scott Reiner

5.

GE

6.

Transamerica

7.

Peoples State Bank

8.

Gold Bank

9.

Jayco

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